Exhibit 10.31
LOAN AGREEMENT
     THIS LOAN AGREEMENT (this “Agreement”) is dated as of April 25th 2006, by and among EMERGENT FREDERICK LLC, a Maryland limited liability company, which maintains its chief executive office at 300 Professional Drive, Suite 100, Gaithersburg, Maryland 20879 (the “Borrower”), and EMERGENT BIOSOLUTIONS INC., a Delaware corporation (the “Guarantor”) and HSBC REALTY CREDIT CORPORATION (USA), a Delaware corporation (the “Bank”).
     WHEREAS, the Borrower has applied to the Bank for a Loan of EIGHT MILLION FIVE HUNDRED THOUSAND and No/100 Dollars ($8,500,000.00) (the “Loan”); and
     WHEREAS, the Loan will be of benefit to the Guarantor and the Guarantor desires to induce the Bank to make the Loan by guaranteeing the payment of the Loan; and
     WHEREAS, the Bank is willing to make the Loan to the Borrower upon the terms and subject to the conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the foregoing and of the agreements, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;
SECTION 1. DEFINITIONS
     As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the Maryland Uniform Commercial Code shall have the meanings given therein unless otherwise defined herein.
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:
     “Affiliate” shall mean (a) any entity in which the Borrower legally or beneficially owns or holds, directly or indirectly, any capital stock, membership interest or other equity interest; (b) any person or entity that is a partner in or member of the Borrower or a partnership or limited liability company in which the Borrower is a partner, (c) any person that is a director, officer, member, stockholder (legally or beneficially) or other affiliate of any of the foregoing or of the Borrower; and (d) any person or entity that directly or indirectly controls, is under the control of, or is under common control with, the Borrower, including, without limitation, any person or entity that directly or indirectly has the right or power to direct the management or policies of the Borrower and any person or entity whose management or policies the Borrower directly or indirectly has the right or power to direct.
     “Collateral” shall mean the Property and assets of Borrower expressly described in the Deed of Trust.
     “Deed of Trust” shall mean the Purchase Money Deed of Trust Assignment of Rents and Leases and Security Agreement, of even date herewith, made and executed by the Borrower for the benefit of the Bank, as amended, supplemented, restated or modified from time to time, to secure the Note, which Deed of Trust, when recorded, shall create a first lien on the Property.
     “Environmental Laws” shall mean all federal, State and local laws, whether now or hereafter enacted, and as amended from time to time, relating to pollution or protection of the environment and the handling of Hazardous Materials; including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor legislation, and all regulations, codes, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.
     “Event of Default” shall mean any of the events specified in Section 6 hereof, provided that any requirement for the giving of notice, the lapse of time, or both have been satisfied.
     “GAAP” shall mean generally accepted accounting principles.
     “Guaranty” shall mean the Guaranty, of even date herewith, made and executed by the Guarantor for the benefit of the Bank, as amended, supplemented, restated or modified from time to time.
     “Hazardous Materials” shall mean any (i) hazardous, regulated and/or toxic chemicals, materials, substances or wastes occurring in the air, water, soil or ground water or noise in, on, over or under the Property or the improvements thereon, as defined by the Comprehensive Environmental Response, Compensation, and Liability Act (Superfund or CERCLA), and the Superfund Amendments and the Reauthorization Act of 1986 (SARA), 42 U.S.C. § 9601 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq., the Resource Conservation and Recovery Act (the Solid Waste Disposal Act or RCRA), 42 U.S.C. § 6901 et seq., the Federal Water Pollution Control Act, (CWA), 33 U.S.C. § 1251 et seq., the Clean Air Act (CAA), 42 U.S.C. § 7401 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300 ft. seq. and the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.A. §136 et seq., the Uranium Mill Tailings Radiation Control Act, 42 U.S.C. § 7901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 655 et seq., the National Environmental Policy Act, 42 U.S.C. § 4321 et seq., and the Noise Control Act, 42 U.S.C. § 4901 et seq., or comparable state statutes, as each such statute may be amended from time to time, and/or as defined in regulations promulgated thereunder; (ii) oil, petroleum products, and their by-products; (iii) any substance, the presence of which is prohibited or controlled by any other applicable federal or state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to hazardous, toxic or other substances generated, produced, leaked, released, spilled or disposed of at or from the Property;

(iv) any other substance which by law requires special handling in its collection, storage, treatment or disposal including, but not limited to, asbestos or asbestos-containing material in any form that could be friable, polychlorinated biphenyls (PCBs), was formaldehyde foam insulation and lead-based paints, but mot including small quantities of such materials present on the Property in retail containers, (v) Microbial Matter or infectious substances; (vi) underground or above-ground storage tanks, whether empty or containing any substance, the presence of which on the Property is prohibited by any federal, state or local authority; (vii) any substance that requires special handling; and (viii) any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” within the meaning of any Environmental Laws. “Microbial Matter” shall mean the presence of fungi or bacterial matter (which is not normally found in the environment) which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living.
     “Lien” shall mean any mortgage, pledge, deed of trust, assignment, security interest, encumbrance, hypothecation, lien, encroachment, reservation, right of way, easement, covenant, condition, restriction or charge of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).
     “Loan Documents” shall mean the Note, this Agreement, the Guaranty, the Deed of Trust, and any other agreement or document referred to herein or now or hereafter delivered and executed by the Borrower and/or the Guarantor and/or the Bank in connection with the Loan contemplated hereby, together with any and all revisions, amendments, restatements and modifications to, replacements of and substitutions for, any of the foregoing.
     “Note” shall mean the promissory note of even date herewith executed by the Borrower and consented to by the Guarantor to evidence the Loan, as amended, supplemented, restated, replaced or modified from time to time.
     “Permitted Liens” shall mean: (a) Liens, if any, for taxes, front foot benefit charges, assessments and other charges enumerated in Section 1.03(a) of the Deed of Trust, not yet due or payable; (b) applicable building and zoning laws and regulations; (c) any mechanic’s, artisan’s, materialman’s, landlord’s, carrier’s or other like Lien arising in the ordinary course of business with respect to obligations which are not due; (d) any and all municipal and public utility easements of record; (e) any Lien arising out of a judgment, order or award with respect to which the Borrower shall in good faith be prosecuting diligently an appeal or proceeding for review and with respect to which there shall be in effect a subsisting stay of execution pending such appeal or proceeding for review, provided appropriate reserves therefor are established by the Borrower in accordance with GAAP and provided such Lien is subordinate to any security interest of the Bank in the property encumbered by such Lien; (f) any deposit of funds made in the ordinary course of business to secure obligations of the Borrower under worker’s compensation laws, unemployment insurance laws or similar legislation, to secure public or statutory obligations of the Borrower, to secure surety, appeal or customs bonds in proceedings to which the Borrower is a party, or to secure the Borrower’s performance in connection with bids, tenders, contracts (other than contracts for the payment of money), leases or subleases made by the Borrower in the ordinary course of business; (g) any Lien set forth in the Commitment for Title Insurance No. CTIC-05185 issued by Chicago Title Insurance Company, as updated to the date of this Agreement; (h) any lease, sublease or agreement for occupancy or use for any part of the Property, so long as those leases, subleases or agreements are subordinate to the Deed of Trust and have been approved by the Bank; (i) a Lien in favor of the Bank; and (j) such other matters affecting title to the Property as are approved by the Bank in writing;
     “Property” shall mean that certain real property and improvements thereof owned by the Borrower and located at 7118 Geoffrey Way, Frederick, Maryland, as more particularly described in the Deed of Trust.
     “Subsidiary” shall mean any corporation at least a majority of the outstanding voting stock of which, now or in the future, is owned or controlled by the Borrower, directly or indirectly, or through one or more intermediaries.
     1.02 Accounting Terms. As used in this Agreement and any of the other Loan Documents, as well as in any certificate, report or other document made or delivered pursuant to or in connection with this Agreement, accounting terms not defined herein and accounting terms only partly defined herein shall have the respective meanings given to them under GAAP.
     1.03 Use of Defined Terns. All terms defined in this Agreement shall have the defined meanings when used in any of the other Loan Documents or in any certificate, report or other document made or delivered pursuant to or in connection with this Agreement, unless the context shall require otherwise.
SECTION 2. LOAN AND REPAYMENT
     2.01 Loan. Subject to the terms and conditions set forth herein, the Bank agrees to lend to the Borrower, in a single advance to be made on or about the date hereof, the sum of Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000.00).
     2.02 Note. The Borrower’s indebtedness to the Bank for the Loan together with interest accrued thereon, shall be evidenced by the Note.
     2.03 Repayment of Loan. The Borrower shall repay the Loan, together with interest accrued thereon, in accordance with the terms of the Note.
     2.04 Fees. As of the date hereof; the Borrower has paid to the Bank the commitment fee of Eighty Five Thousand and No/100 Dollars ($85,000.00) for the Loan.
     SECTION 3. CONDITIONS PRECEDENT.
     The Bank shall have no obligation to make any advance under the Loan Documents unless and until:
     3.01 Delivery of Documents. The Borrower shall have delivered to the Bank the following:

          (i) a certificate of good standing for the Borrower certified by the Secretary of State, or other appropriate governmental authority, of the state of incorporation of the Borrower;
          (ii) a certificate of the Borrower, certifying as to attached copies of its certificate of organization and operating agreement and the consent of its members authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings by the Borrower hereunder, and the granting of the Liens contemplated by the Loan Documents, and certifying as to the incumbency, authority and signatures of the manager(s) of the Borrower authorized to sign the Loan Documents on behalf of the Borrower;
          (iii) a certificate of good standing for the Guarantor certified by the Secretary of State, or other appropriate governmental authority, of the state of incorporation of the Guarantor and of the Guarantor’s principal place of business;
          (iv) a certificate of the Guarantor, certifying as to attached copies of its certificate of incorporation and bylaws and the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which the Guarantor is a party, and certifying as to the incumbency, authority and signatures of the officers of the Guarantor authorized to sign the Loan Documents on behalf of the Guarantor;
          (v) the original Agreement executed by the Borrower and the Guarantor;
          (vi) the original Note executed by the Borrower and consented to by the Guarantor;
          (vii) the original Guaranty executed by the Guarantor;
          (viii) the original Deed of Trust executed by the Borrower;
          (ix) a written opinion of counsel to the Borrower and the Guarantor dated as of the date of this Agreement and addressed to the Bank, which opinion must be, in form and content, satisfactory to the Bank;
          (x) such financing statements or other documents which the Bank may reasonably request in connection with the Collateral; evidence satisfactory to the Bank that all filings under the Uniform Commercial Code or with any federal or state agency or department that the Bank or its counsel deems necessary or desirable in connection with the creation and perfection of the security interest granted hereunder have been effected; and such other evidence as the Bank may require that confirms that, as a result of such filings, the Bank’s security interest in the Collateral is consistent with the representation contained in this Agreement relating thereto;
          (xi) the insurance policies evidencing the insurance coverages required by the Deed of Trust and this Agreement, together with proof of payment of the premiums for such insurance;

          (xii) all fees payable to the Bank, including reasonable legal fees, commitment fees, administration fees, etc.;
          (xiii) such executed agreements, notices or other documents in form and substance satisfactory to the Bank in connection with the Bank’s control of any rights in any deposit accounts, electronic chattel paper, investment property or letter of credit.
          (xiv) such other loan documents, agreements, consents, approvals, certificates, resolutions, instruments, opinions and other documents and materials as listed on any closing checklist or as the Bank may reasonably request.
     3.02 Compliance. The Borrower and the Guarantor shall have complied and shall then be in compliance in all material respects with all material terms, covenants and conditions of this Agreement.
     3.03 No Default. There shall exist no Event of Default (as hereinafter defined) and no event which, upon notice or lapse of time or both, would constitute an Event of Default.
     3.04 Representations True. The representations and warranties contained in this Agreement shall be true and correct in all material respects.
     3.05 No Material Adverse Change. There shall be no materially adverse change in the total financial condition of the Borrower or the Guarantor, taken as a whole, from the financial condition of the Borrower or the Guarantor, as the case may be, as set forth in the financial statements furnished to the Bank pursuant to this Agreement or from the financial condition of the Borrower or any Guarantor previously disclosed to the Bank in any other manner.
     3.06 Appraisal. The Bank shall have received, at the Borrower’s expense, an appraisal for the Property showing that the amount of the Loan is no more than 75% of the fair market value of the Property, and being otherwise satisfactory in form and substance to the Bank.
     3.07 Environmental. The Bank shall have received, at the Borrower’s expense, environmental reports with respect to the Property which are satisfactory in form and substance to the Bank.
SECTION 4. REPRESENTATIONS AND WARRANTIES
     To induce the Bank to enter into this Agreement, the Borrower, as to itself, and the Guarantor, as to itself, represent, warrant and agree as of the date hereof and continuing so long as any obligation of the Borrower and/or the Guarantor exists to the Bank under the Loan Documents as follows:
     4.01 Corporate Status: Subsidiaries. The Borrower is a limited liability company, duly organized and validly existing in the jurisdiction in which it is organized, has the power and authority to own its properties and to carry on its business as currently conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary. The Borrower has no subsidiaries other than those previously disclosed to the Bank in writing.

     4.02 Mergers and Consolidations. Except as previously disclosed to the Bank in writing, no entity has merged into the Borrower or been consolidated with the Borrower, and the business of the Borrower has not ever been conducted as a partnership or proprietorship in the past.
     4.03 Purchase of Assets. Except as previously disclosed to the Bank in writing, no entity has sold substantially all of its assets to the Borrower or sold assets to the Borrower outside the ordinary course of such seller’s business or in a transaction subject to the bulk transfer laws at any time in the past.
     4.04 Borrower’s and Guarantor’s Authority and Capacity. The Borrower and the Guarantor have the full legal right, authority and capacity to execute, deliver and perform the Loan Documents to which they are a party and to incur the obligations provided for therein. The execution, delivery and performance of the Loan Documents and the obligations provided for therein have been duly and validly authorized by all necessary corporate actions on the part of the Borrower (all of which actions are in full force and effect), and do not and will not require any consent or approval of the stockholders of the Borrower which has not been obtained.
     4.05 Binding Agreement of Borrower and the Guarantor. The Loan Documents are the valid and legally binding obligations and agreements of the Borrower and of the Guarantor, enforceable in accordance with their respective terms.
     4.06 No Conflicting Law and Agreements. The execution, delivery and performance by the Borrower of the Loan Documents will not violate any provision of law, any order of any court or government instrumentality or agency, any indenture, any loan or credit agreement or any other material agreement, commitment, lease, contract, deed of trust, mortgage, note or other instrument binding on the Borrower or affecting the Property, or be in conflict with, result in a breach of, in any material respect, or constitute (with due notice, lapse of time, or both) a default (as defined therein) under any such indenture, agreement, commitment, lease, contract, deed of trust, mortgage, note or other instrument, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Collateral, or result in or require the acceleration of any indebtedness of the Borrower.
     4.07 Compliance with Laws. The Borrower is in compliance in all material respects with any federal, State and local laws, rules and regulations including, but not limited to Environmental Laws and the Fair Labor Standards Act. The Borrower and the Guarantor maintain all of the necessary permits, licenses and certifications necessary for the operation of their businesses. All of the foregoing are in full force and effect and not in known conflict with the rights of others. The Borrower is not in breach of or default (as defined therein) under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default (as defined therein) under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a material adverse effect on the Borrower.
     4.08 Taxes. The Borrower has filed or caused to be filed all Federal, state and local income, excise, property and other tax returns which are required to be filed. All such returns are true and correct in all material respects and the Borrower has paid or caused to be paid all taxes, assessments, interest and penalties as shown on such returns or on any assessment received by them, to the extent that such taxes have become due, including, but not limited to, all F.I.C.A. payments and withholding taxes. The amounts reserved as a liability for income and other taxes payable in the most recent financial statements of the Borrower provided to the Bank pursuant to this Agreement are sufficient for the payment of all unpaid Federal, state, county and local income, excise, property and other taxes, whether or not disputed, of the Borrower and the Guarantor accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Borrower, any existing Subsidiary or the Guarantor may be liable in its or their own right or as a transferee of the assets of, or as successor to, any other person or entity.
     4.09 Financial Condition. The financial statements of the Borrower and the Guarantor and other related information previously submitted to the Bank are true, complete and correct in all material respects, fairly represent the financial condition of the Borrower and the Guarantor and the result of their respective operations and transactions as of the dates and for the periods of such statements and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known to the Borrower or the Guarantor which are not reflected therein. There has been no material adverse change in the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Borrower or the Guarantor, taken as a whole since the date of said financial statements.
     4.10 Title To Properties. The Borrower has good, valid, insurable (in the case of real property) and marketable title to all of their properties and assets including the Collateral (whether real or personal, tangible or intangible) reflected on the financial statements referred to in this Agreement, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens except for Permitted Liens. None of the real property included in such properties of the Borrower is subject to any covenant or other restriction preventing or limiting the right of the record owner to convey or use it, all such real property has adequate rights of ingress and egress, and all such real property has direct and unobstructed access to electric, gas, water, sewer and telephone lines, all of which are adequate for the uses to which such property is currently devoted.
     4.11 Litigation. Except as previously disclosed to the Bank in writing, there are no actions, claims, suits or proceedings pending, or, to the knowledge of the Borrower, threatened or reasonably anticipated against or affecting the Borrower at law or in equity including, without limitation, under ERISA or any Environmental Laws or before or by any governmental instrumentality or agency (domestic or foreign), commission, board, bureau, arbitrator or arbitration panel, and there is no probable judgment, liability or award which may reasonably be expected to result in any material adverse change in the business, operations, prospects, properties or assets or condition, financial or otherwise, of the Borrower or the Guarantor. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule, award or regulation of any court, governmental instrumentality or agency, commission, board, bureau, or arbitrator or arbitration panel.

     4.12 No Other Defaults. Except as previously disclosed to the Bank in writing, the Borrower is not in default under any contract, agreement, commitment or other instrument which default would have a material adverse effect on the business, properties or condition, financial or otherwise, of the Borrower, or in the performance of any covenants or conditions respecting any of their indebtedness. No holder of any indebtedness of the Borrower has given notice of any asserted default thereunder. No liquidation or dissolution of the Borrower or the Guarantor and no receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to the Borrower or the Guarantor or their properties is pending or, to the knowledge of the Borrower or the Guarantor, is threatened against them or any of them.
     4.13 ERISA. (a) The pension, profit sharing, savings, stock bonus and other deferred compensation plans established and maintained by the Borrower, the Guarantor and any Commonly Controlled Entity (as defined below) which are subject to the requirements of ERISA, if any, were stated in their inception or have, since ERISA became effective with respect to such plans, been amended and restated in a manner designed to qualify under the applicable requirements of ERISA and the Internal Revenue Service Code of 1986, as amended (the “Code”); and subsequent to such statement, or restatement, those plans and their related trusts have received favorable determinations from the Internal Revenue Service holding that such plans and trusts so qualify; (b) to the knowledge of the Borrower and the Guarantor, there is no current matter which would materially adversely affect the qualified tax-exempt status of any pension, profit-sharing, savings; stock bonus or other deferred compensation plan and their related trusts of either of the Borrower or any Commonly Controlled Entity under the Code; (c) neither the Borrower, the Guarantor, nor any Commonly Controlled Entity has incurred in connection with any such plan any “accumulated funding deficiency” (as defined in Section 302 of ERISA or Section 412(a) of the Code) whether or not waived; (d) there has been no “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) involving any such plan of the Borrower, the Guarantor, or any Commonly Controlled Entity; (e) no “reportable event,” as defined by Title IV of ERISA, has occurred with respect to any plan subject to the minimum funding requirements of Section 412 of the Code maintained for employees of the Borrower or any Commonly Controlled Entity; (f) no “multi-employer plan” (as defined in ERISA) to which either of the Borrower, the Guarantor or any Commonly Controlled Entity has an obligation to contribute, has “terminated,” as that term is defined in ERISA; (g) neither the Borrower, the Guarantor, nor any Commonly Controlled Entity has withdrawn, in a “complete withdrawal” (as defined in ERISA), from any “multi-employer plan” to which either the Borrower or such Commonly Controlled Entity had an obligation to contribute; (h) neither the Borrower, the Guarantor nor any Commonly Controlled Entity has withdrawn, in a “partial withdrawal” (as defined in ERISA), from any “multi-employer plan” to which either the Borrower, the Guarantor or such Commonly Controlled Entity had an obligation to contribute; and (i) no “multi-employer plan” to which either the Borrower, the Guarantor or any Commonly Controlled Entity had an obligation to contribute is in “reorganization” (as defined in ERISA and the Code) nor has notice been received from the administrator of any “multi-employer plan” to which either the Borrower, the Guarantor, or any Commonly Controlled Entity bas an obligation to contribute that any such plan will be placed in “reorganization.” For purposes of this Section, the term “Commonly Controlled Entity’ means any corporation which is a member of a controlled group of corporations (as defined for purposes of Section 414(6) of the Code) of which the Borrower is a member and any trade or business (whether or not incorporated) which is under “common control” (as defined for purposes of Section 414(c) of the Code) with the Borrower.

     4.14 Other Security Interests. The Borrower is the owner of the Collateral, free from any Lien except a Permitted Lien.
     4.15 Franchises, Patents, Etc. Except as previously disclosed to the Bank in writing, no franchises, licenses, trademarks, trade names, copyrights or patents are owned or licensed by, or registered in the name of, or have been applied for by, the Borrower, and no such rights or agreements we necessary to the conduct of the present business of the Borrower. The Borrower has no knowledge of and has not received any notice to the effect that any product it manufactures or sells, or any service it renders, or any process, method, know-how, trade secret, part or material it employs in the manufacture of any product it makes or sells or any service it renders, or the marketing or use by it or another of any such product or service, may infringe any trademark, trade name, copyright, patent, trade secret or legally protectable right of any other person or entity.
     4.16 Approvals. No approval, consent or other action by any governmental instrumentality or agency or any other person or entity, which approval, consent, or other action has not been obtained or taken or which does not remain in effect as of the date hereof, is or will be necessary to permit the valid execution, delivery and performance by the Borrower and the Guarantor of the Loan Documents.
     4.17 Tradenames, Name Changes. Except as stated above or previously disclosed to the Bank in writing, the Borrower utilizes no tradenames in the conduct of its business and has not changed its name.
     4.18 Labor Relations. There are no strikes, work stoppages, material grievance proceedings or other material controversies pending or, to the best of Borrower’s knowledge, threatened between the Borrower and any employees engaged in the business of the Borrower or any union or other collective bargaining unit representing such employees. The Borrower has complied and is in compliance with all laws relating to the employment of labor, including, without limitation, provisions relating to wages, hours, collective bargaining, occupational safety and health, equal employment opportunities and the withholding of income taxes and social security contributions, the non-compliance with which might materially adversely affect its business, operations, prospects, assets, properties or condition (financial or otherwise).
SECTION 5. AFFIRMATIVE COVENANTS
     The Borrower, as to itself, and the Guarantor, as to itself, covenant and agree that, so long as any of the Loan Documents shall remain in effect, or unless the Bank shall otherwise consent in writing, they will:
     5.01 Payment of Loan. Comply with the terms and conditions for repayment of the Loan in accordance with the terms of the Note and Guaranty.
     5.02 Financial Statements. Furnish to the Bank:
            (a) as soon as available but in no event more than one hundred twenty (120) days after the last day of each fiscal year of the Borrower and the Guarantor, consolidated financial statements of the Borrower and the Guarantor containing a balance sheet, a statement of income and expenses and a statement of changes in financial condition as of the close of such period, prepared in accordance with GAAP applied on a basis consistent with prior periods, showing the financial condition of the Borrower and the Guarantor at the close of such year in form reasonably satisfactory to the Bank and prepared and audited by Ernst & Young, or another independent certified public accountant reasonably satisfactory to the Bank;
          (b) as soon as available but in no event more than forty five (45) days after the last day of each quarter of each fiscal year of the Borrower and the Guarantor, consolidated financial statements of the Borrower and the Guarantor containing a balance sheet, a statement of income and expenses and a statement of changes in financial condition as of the close of such period, prepared in accordance with GAAP applied on a basis consistent with prior periods, showing the financial condition of the Borrower and the Guarantor at the close of such period, in form reasonably satisfactory to the Bank;
          (c) in the event that a portion of the Property has been leased to third party, unaffiliated tenants, as soon as available but in no event more than forty five (45) days after the last day of each quarter of each fiscal year, a detailed budget and report of operating expenses for the Property;
          (d) in the event that a portion of the Property has been leased to third party, unaffiliated tenants, as soon as available but in no event more than forty five (45) days after the last day of each fiscal year, projections for the Property for the following fiscal year;
          (e) promptly, and from time to time, such other information regarding the operation, business, affairs and financial condition of the Borrower and the Guarantor as the Bank may reasonably request, including, but not limited to interim financial statements including an income statement, balance sheet, aging of accounts receivable and/or accounts payable;
          (f) within thirty (30) days after the last day of each of the quarters of each fiscal year of the Borrower, a certificate of the chief financial officer of the Borrower (i) certifying that to the best of his knowledge no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto and (ii) with computation demonstrating compliance with the covenants contained in Sections 5.18 and 5.19; and
          (g) Borrower and Guarantor will use commercially reasonable efforts to cause its independent certified public accountant who audited its financial statements to provide simultaneously with the delivery of the annual financial statements a certificate acceptable to the Bank in its reasonable discretion to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a failure to comply with the covenants contained in Sections 5.18 and 5.19 of this Agreement, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof.
     The financial statements of the Borrower and the Guarantor delivered to the Bank pursuant to this Section shall each be certified by the president or chief financial officer of the

Borrower or the Guarantor, as the case may be, as to the authenticity, accuracy of integrity of the representation contained therein and as having been prepared in accordance with GAAP applied on a basis consistent with prior periods. Any such financial information provided to the Bank shall be maintained by the Bank as confidential proprietary records. The Bank hereby acknowledges that the Borrower may not have its own separate financial statements and shall be permitted to supply financial statements consolidated with Guarantor’s financial statements.
     5.03 Maintaining Records: Access to Properties and Inspections. Maintain financial records in accordance with GAAP consistently applied and permit any authorized representative designated by the Bank to visit and inspect any of the properties of the Borrower or the Guarantor (including, without limitation, their books of account, records, correspondence and other papers and to make extracts therefrom) and to discuss their affairs, finances and accounts with their respective officers and their respective independent certified public accountants or other parties preparing statements for or on behalf of the Borrower or the Guarantor, subject to advance notice and subject to safety limitations and legal limits of general applicability.
     5.04 Place of Business, Location of Records; Notices. Maintain their executive offices and their records at their current locations. The Bank shall be entitled to rely upon the foregoing unless it receives fourteen (14) days advance written notice of a change in such executive offices or in such office where such records are kept.
     5.05 Maintenance of Business. (a) Maintain the corporate existence of the Borrower and the Guarantor in good standing and in existence in the State of its original formation; and (b) maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of the Borrower’s and the Guarantor’s business.
     5.06 Insurance. The Borrower shall maintain and pay for insurance covering such risks and in such amounts and with such insurance companies as shall be satisfactory to the Bank, and deliver the policies or certificates of all such insurance to the Bank with satisfactory lender’s loss payable endorsements naming the Bank as loss payee; and maintain, with financially sound and reputable insurers, insurance with respect to their properties and business against such casualties and contingencies of such types (including personal injury and property damage liability insurance, automobile liability insurance, product liability insurance, biomedical insurance, worker’s compensation insurance, business interruption insurance, employee dishonesty insurance, and directors’ and officers’ liability insurance) and in such amounts as is customary in the case of persons or entities in the same or similar business. Each policy or insurance required hereunder shall require the insurer to give not less than thirty (30) days prior written notice to the Bank in the event of cancellation of such policy for any reason whatsoever, and shall provide that the interest of the Bank thereunder shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of any of the insured property or by the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by such policy. If the Borrower fails to provide and pay for such insurance, the Bank may, at the Borrower’s expense, procure the same, but shall not be required to do so. The Borrower agrees to deliver to the Bank, promptly as rendered, true copies of any reports made to any insurance company.
     5.07 Execution of Documents. At the reasonable request of the Bank, execute and deliver such financing statements, documents and instruments including, but not limited to,

written acknowledgments from any third party holding all or any portion of the Collateral that it does so for the Bank’s benefit and any control agreements with respect to any investment property, letter of-credit rights, deposit accounts or electronic chattel paper, and perform all other acts as the Bank deems necessary or desirable, and pay, upon demand, all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Bank in connection therewith.
     5.08 Obligations and Taxes. Pay all indebtedness and obligations promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon them or in respect of their property and the Collateral, including, but not limited to, all F.I.C.A. payments and withholding taxes, before the same shall become in default, as well as all claims for labor, materials, and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof, provided, however, that the Borrower and the Guarantor are not required hereby to pay and discharge or to cause to be paid and discharged any such indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower and the Guarantor shall set aside on their books reserves which are in conformity with generally accepted accounting principles and which the Bank deems adequate with respect to any such tax, assessment, charge, levy or claim so contested.
     5.09 Litigation Notice. Give the Bank prompt notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency (domestic or foreign), commission, board, bureau, arbitrator or arbitration panel which, if adversely determined, could materially impair or affect the right of the Borrower to carry on its business substantially as now conducted or could materially affect its respective business, operations, prospects, properties, assets (including the Collateral) or condition, financial or otherwise, in each case if in excess of $1,000,000,00.
     5.10 Notification Relating to Hazardous Materials. Immediately advise the Bank in writing of (a) any and all enforcement, cleanup, remediation or removal, pursuant to any governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting the Property or the business operations of the Borrower, and (b) all claims made or threatened by any third party against the Borrower relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials. The Borrower shall immediately notify the Bank of any remedial action taken by the Borrower with respect to the Property or the business operations of the Borrower.
     5.11 Access Onto Property. Allow the appropriate agents and contractors of the Bank to enter upon the Property for the purposes of conducting environmental investigations and audits (including taking physical samples) and such other action deemed necessary by the Bank to insure compliance by the Borrower with all Environmental Laws, subject to advance notice and subject to safety limitations and legal limits of general applicability. The Borrower acknowledges that no adequate remedy at law exists for a violation of this covenant and agrees that the Bank is entitled to specific performance of its rights under this covenant, subject to advance notice and subject to safety limitations and legal limits of general applicability. The right of access granted herein shall continue until this Agreement is terminated

     5.12 Notice of Default; Material Adverse Change. Promptly notify the Bank of any condition or event that constitutes, or with the running of time, the giving of notice, or both, would constitute, an Event of Default, and promptly inform the Bank of any material adverse change in the financial condition of the Borrower or of the Guarantor, as set forth in Section 6.11 below.
     5.13 Borrower’s Claims. Promptly notify the Bank in writing of any action or omission of the Bank which the Borrower claims caused or may cause injury, loss or damage to the Borrower. Failure of the Borrower to so notify the Bank of such claim to which it has knowledge within one hundred eighty (180) days after the Borrower determines that it has such claim shall constitute a waiver of such claim.
     5.14 Defense of Collateral. Defend the Collateral, and the Bank’s first and prior security interest therein, against all claims and demands of all persons at anytime claiming the same or any interest therein and pay, upon demand, all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Bank in connection therewith.
     5.15 Use of Proceeds. Use the proceeds of the Loan solely for the purchase of the Property or for any commercial purpose not violative of or inconsistent with any provision of this Agreement or the Loan Documents.
     5.16 Compliance with Laws. Comply, in all material respects, with all federal, state and local laws, rules and regulations including, but not limited to Environmental Laws and the Fair Labor Standards Act applicable to its business, whether now in effect or hereafter enacted, and upon request of the Bank, the Borrower will provide the Bank with such evidence of compliance as the Bank may reasonably request.
     5.17 Hazardous Materials. With respect to all property owned, subleased, operated or occupied by the Borrower, maintain and cause all operators, tenants, subtenants, licensees and occupants of all such property to maintain such property free of all Hazardous Materials, other than those Hazardous Materials used in compliance with all Environmental Laws and prevent all such property from being used for the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials other than those Hazardous Materials used in compliance with all Environmental Laws; and deliver to the Bank copies of all reports prepared by any governmental authority, any environmental auditor or engineer, or any other person, relating to or in connection with the Borrower’s compliance with any Environmental Laws, unless the Borrower cannot obtain such reports or copies thereof.
SECTION 6. EVENTS OF DEFAULT
     The occurrence of any one or more of the following events shall constitute an Event of Default hereunder (subject to any applicable notice and cure periods contained in the Loan Documents):
     6.01 Payments. Default shall be made in the payment of the principal of, or any installment of principal of, or interest on, the Note, whether at the due date thereof, at a date fixed for prepayment thereof, upon acceleration thereof or otherwise.

     6.02 Representations. Any representation or warranty made in or in connection with any of the Loan Documents shall prove to have been false or misleading in any material respect when made or deemed to have been made.
     6.03 Covenants. Default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Borrower or the Guarantor pursuant to the terms of any of the Loan Documents, and not already subject to a grace or cure period, and such default shall continue unremedied for thirty (30) business days after notice to the Borrower and the Guarantor thereof.
     6.04 (a) Voluntary Bankruptcy. Etc. The Borrower: (i) voluntarily is adjudicated as bankrupt or insolvent, (ii) seeks or consents to the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) files a petition seeking relief under the bankruptcy or similar laws of the United States or any state or any other competent jurisdiction, (iv) makes a general assignment for the benefit of creditors, or (v) admits in writing its inability to pay its debts as they mature.
             (b) Involuntary Bankruptcy. Etc. A court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of the Borrower, a receiver or trustee for Borrower, for all or any part of its property, or a petition is filed against the Borrower seeking relief under the bankruptcy or other similar laws of the United States or any state or other competent jurisdiction, and such petition, order, judgment or decree shall remain in force undischarged or unstayed for a period of 60 calendar days.
     6.05 Attachment. The issuance of any attachment or garnishment against the Borrower or the Guarantor.
     6.06 Cross Default. The occurrence of (a) an uncured event of default (as defined therein) under any of the Loan Documents, (b) any uncured event of default under (i) any promissory note payable to the Bank under which the Borrower or the Guarantor is an obligor, or (ii) any other agreement between the Borrower or the Guarantor and the Bank, or (c) an uncured event of default (as defined therein) under any other indebtedness or liability for borrowed money of the Borrower in an amount in excess of $1,000,000.00, if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability or to permit the holder thereof to cause any indebtedness to become due prior to its stated maturity and the Bank determines, in its discretion, that such default impairs or prevents the Borrower from performing its obligations under the Loan Documents.
     6.07 Judgment. Unless in the opinion of the Bank, adequately covered by insurance, the entry of one or more final judgments, decrees or orders for the payment of money involving more than $1,000,000.00 in the aggregate against the Borrower and all applicable periods for appeal have terminated and such judgment or decree is not satisfied within sixty (60) days thereafter.
     6.08 Loss, Damage to Collateral. Loss, theft, damage, or destruction of any material portion of the Collateral for which there is either no insurance coverage or for which, in the opinion of the Bank, there is insufficient insurance coverage.

     6.09 Validity of Loan Documents. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or the Guarantor, or the Borrower or the Guarantor shall deny it has any further liability or obligation thereunder.
     6.10 Payments to Subordinated Creditors. The Borrower makes any payment on account of indebtedness that has been subordinated to the Loan, other than payments specifically permitted by the terms of such subordination or in the ordinary course of business.
     6.11 Material Adverse Change. There shall be no materially adverse change in the total financial condition of the Borrower or the Guarantor, taken as a whole.
SECTION 7. RIGHTS AND REMEDIES
     7.01 Remedies. If any one or more Events of Default shall occur, then in each and every such case, the Bank may at any time thereafter exercise and/or enforce any of the following rights and remedies:
            (a) Acceleration. Declare the Note to be immediately due and payable, together with accrued interest thereon, without presentment, demand, protest or notice of dishonor, all of which the Borrower and the Guarantor hereby waive.
            (b) Possession and Collection (i) Take possession or control of, sell or otherwise dispose of all of any part of the Collateral; (ii) endorse as the agent of the Borrower any chattel paper, documents, or instruments forming all or any part of the Collateral; (iii) pay, purchase, contest, or compromise any encumbrance, charge, or lien that, in the opinion of the Bank, appears to be prior or superior to its Lien and pay all reasonable expenses incurred in connection therewith; (iv) take any other action which the Bank deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (v) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by the Bank under other provisions of this Agreement, under the Note, under any of the other Loan Documents, or provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in Maryland) and may specifically disclaim any warranties of title or the like. In taking possession of the Collateral the Bank may proceed without legal process, if this can be done without breach of the peace. The Borrower waives any right it may have to require the Bank to pursue any third person for payment of the Loan.
            (c) Receiver. Obtain appointment of a receiver for all or any of the Collateral, the Borrower and the Guarantor hereby consenting to the appointment of such a receiver and each agreeing not to oppose any such appointment. Any receiver so appointed shall have such powers as may be conferred by the appointing authority including any or all of the powers, rights and remedies which the Bank is authorized to exercise by the Loan Documents, and shall have the right to incur such obligations and to issue such certificates therefor as the appointing authority shall authorize.

            (d) Performance by Bank. Make such payment or perform any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Loan Documents for the account and at the expense of the Borrower.
     7.02 Sales on Credit. If the Bank sells any of the Collateral upon credit, the Borrower will be credited only with payments actually made by the purchaser, received by the Bank and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Bank may resell the Collateral and the Borrower shall be credited with the proceeds of the sale.
     7.03 Proceeds. Any proceeds of the collection of the Loan or of the sale or other disposition of the Collateral will be applied by the Bank to the payment of fees and costs, and any balance of such proceeds (if any) will be applied by the Bank to the payment of the remaining Loan (whether then due or not), at such time or times and in such order and manner of application as the Bank may from time to time in its sole discretion determine. If the sale or other disposition of the Collateral fails to pay the Loan in full, the Borrower and the Guarantor shall remain jointly and severally liable to the Bank for any deficiency.
     7.04 Notices. Any notices required under the Maryland Uniform Commercial Code with respect to the sale or other disposition of the Collateral shall be deemed reasonable if mailed by the Bank to the persons entitled thereto at their last known address at least ten (10) days prior to disposition of the Collateral.
     7.05 Waiver of Jury Trial. THE BORROWER, THE GUARANTOR AND THE BANK HEREBY VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST THE OTHER ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN. THE BORROWER AND THE GUARANTOR ACKNOWLEDGE THAT THEY HAVE BEEN INFORMED BY THE BANK THAT THE PROVISIONS OF THIS PARAGRAPH CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE BANK HAS RELIED, IS RELYING AND WILL RELY IN MAKING THE LOAN. THE BORROWER AND THE GUARANTOR HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE BANK (INCLUDING ITS COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. THE BORROWER AND THE GUARANTOR ACKNOWLEDGE THAT THEY HAVE CONSULTED WITH AN ATTORNEY AND FULLY UNDERSTAND THE LEGAL EFFECT OF THE PROVISIONS OF THIS PARAGRAPH.
     7.06 Cumulative Remedies. Each right, power and remedy of the Bank as provided for in the Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy, and the exercise or beginning of the exercise by the Bank of any one or more of such rights; powers or remedies shall not preclude the simultaneous or later exercise by the Bank of any or all other such rights, powers or remedies. The Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
     7.07 No Waiver. No failure or delay by the Bank in insisting upon the strict performance of any term, condition, or covenant of the Loan Documents or in exercising any right, power or remedy consequent upon an Event of Default shall constitute a waiver of any such term, condition or covenant or of any such breach, or preclude the Bank from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under the Loan Documents, the Bank shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the Loan Documents, or to declare a default for failure to effect such prompt payment of any such other amount.
SECTION 8. MISCELLANEOUS
     8.01 Survival. All covenants, agreements, representations and warranties made in this Agreement and the Loan Documents shall survive the execution and delivery of the Note and shall continue in full force and effect so long as the Note, or any of the other obligations under the Loan Documents, or any renewal or extensions of the Note, is outstanding and unpaid.
     8.02 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing, personally delivered or sent by postage prepaid first class certified mail, return receipt requested, overnight courier or by facsimile machine, and shall be deemed to be given on the day that such writing is delivered or sent by facsimile machine or one (1) business day after such notice is sent by overnight courier or three (3) business days after said notice is sent by certified mail. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this paragraph, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated for such party below:

Bank:	HSBC Realty Credit Corporation (USA)
1130 Connecticut Avenue, N. W., 12th Floor
Washington, D. C. 20036
Attention: Jeffrey M. Henry, Vice President
Facsimile Number: (202) 496-8758

With Copy to:	McGuireWoods LLP
1750 Tysons Boulevard, Suite 1800
McLean, Virginia 22102-3915
Attn: E. Kristen Moye, Attorney-at-Law
Telecopier: 703-712-5238

Borrower and
Guarantor:	Emergent Frederick LLC
Emergent Biosolutions Inc.
300 Professional Drive, Suite 100
Gaithersburg, MD 20879
Attn: Don Elsey, Vice President and
Attn: Legal Department
Facsimile Number: (301) 590-1252

With Copy to:	Linowes and Blocher LLP
7200 Wisconsin Avenue, Suite 800
Bethesda, Maryland 20814
Attn: Richard Zeidman, Esquire
Facsimile Number: (301) 654-2801
or at such other address as the parties may have furnished to each other in writing, and shall be deemed to be given on delivery or upon mailing.
     8.03 Costs and Expenses. The Borrower and the Guarantor shall bear any and all reasonable fees, costs and expenses, of whatever kind and nature, including any taxes of any kind and reasonable attorneys’ fees and disbursements, which the Bank may incur: (a) in connection with the closing of the Loan, including, without limitation, the filing of public notices, the preparation of the Loan Documents, the recording of the UCC financing statements, and the making of title examinations, and in connection with any amendment of the Loan Documents; (b) in maintaining, preserving, enforcing or foreclosing any pledge, lien, encumbrance or security interest granted hereunder or in connection herewith, whether through judicial proceedings or otherwise; (c) in conducting audits of the Borrower’s business and with respect to the Collateral; and (d) in successfully defending or prosecuting any actions or proceedings arising out of or relating to transactions with any one or more of the Borrower and the Guarantor. All such fees, costs and expenses until paid shall be included in the Loan or deducted from any amount due the Borrower or the Guarantor. The Borrower and the Guarantor agree that the attorneys retained by the Bank shall represent only the interests of the Bank.
     8.04 Indemnification of Bank. The Borrower and the Guarantor shall protect and indemnify the Bank from and against any and all demands, suits, losses, assessments, fines, claims, damages, penalties, causes of action, costs or other expenses (including, without limitation, reasonable attorneys’ fees and disbursements), imposed upon or incurred by or asserted against the Bank or the directors, officers, agents or employees of the Bank, except those arising out of the willful misconduct or gross negligence of the Bank, by reason of and including but not limited to liability or damage resulting from: (a) any failure on the part of the Borrower to perform or comply with any of the terms of this Agreement; (b) any action brought against the Bank attacking the validity of this Agreement or any other Loan Document; and/or (c) actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release or Hazardous Materials, on or under the Property or arising from the Borrower’s business operations or in the surface or ground water located on or under the Property arising from the Borrower’s business operations, or gaseous emissions from the Property or arising from the Borrower’s business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. The term “property damage” as used in this Section includes, but is not limited to, damage of any real or personal property of the Borrower, the Bank, and of any third parties. Any amounts payable to the Bank under this Section which are not paid within thirty (30) days after written demand therefor by the Bank shall bear interest at the rate of interest in effect under the Note from the date of such demand. In the event any action, suit or proceeding is brought against the Bank or the directors, officers, agents or employees of the Bank by reason of any such occurrence, the Borrower, upon the request of the Bank and at the Borrower’s expense, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Borrower and approved by the Bank. Such obligations under this Section as shall have accrued at the time of any termination of this Agreement shall survive any such termination.
     8.05 Reinstatement of Liens. If, at any time after payment in full by the Borrower of the Loan and termination of the Bank’s Liens, any payments on the Loan previously made by the Borrower or any other person must be disgorged by the Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of the Borrower or such other person), this Agreement and the Bank’s Liens granted hereunder shall be reinstated as to all disgorged payments as though such payments had not been made, and the Borrower shall sign and deliver to the Bank all documents and things necessary to reperfect all terminated Liens.
     8.06 Bank Disclosures. Upon the prior written consent of the Borrower (such consent not to be unreasonable withheld or delayed), the Bank may issue press releases concerning, and otherwise publicly announce or publicize, financings provided by the Bank to the Borrower. The Borrower hereby authorizes the Bank to disclose to any subsidiary or affiliate of the Bank, to any fiduciary institution (as “fiduciary institution” is defined in Subtitle 3 of Title 1 of the Financial Institutions Article of the Annotated Code of Maryland, or any successor legislation) or to any banking institution, credit union or savings and loan association organized under the laws of any State, and hereby authorizes all subsidiaries and affiliates of the Bank, to disclose to the Bank, the financial record of the Borrower (as “financial record” is defined in Subtitle 3 of Title 1 of the Financial Institutions Article of the Annotated Code of Maryland, or any successor legislation).
     8.07 Participation. The Bank shall have the right to grant participations in the Loan held by it to others at any time and from time to time, and the Bank may divulge to any such participant or potential participant all information, reports, financial statements and documents obtained in connection with this Agreement, the Note and any of the other Loan Documents or otherwise.
     8.08 Change, etc. Neither this Agreement nor any term, condition, representation, warranty, covenant or agreement contained herein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom such change, waiver, discharge or termination is sought.
     8.09 Governing Law. This Agreement, the Note and the other Loan Documents shall be governed and construed in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).

     8.10 Terms Binding. All of the terms, conditions, stipulations, warranties, representations and covenants of this Agreement shall apply to and be binding upon and shall inure to the benefit of the Borrower, the Guarantor and the Bank and each of their respective heirs, executors, personal representatives, successors and assigns and all persons or entities who become bound as a debtor under this Agreement, but neither the Borrower nor the Guarantor shall have the right to assign this Agreement to any person or entity without the prior written consent of the Bank.
     8.11 Invalidity of Certain Provisions. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of such term or provision or the application thereof to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.
     8.12 Merger Integration and Interpretation. The Loan Documents contain the entire agreement of the parties with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement or promise made by any such party, or by any employee, officer, agent or attorney of any such party, which is not contained herein or therein, shall be valid or binding. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Bank or the Borrower, whether under any role of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and its counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.
     8.13 No Partnership; Control; Third Parties. This Agreement contemplates the extension of credit by the Bank, in its capacity as a lender, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to the Bank. The relationship between the Bank and the Borrower is limited to that of creditor/secured party, and debtor. The provisions herein for compliance with financial covenants, delivery of financial statements, and other covenants are intended solely for the benefit of the Bank to protect its interests as lender in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating the Bank to act as financial or business advisor or consultant to the Borrower, as permitting or obligating the Bank to control the Borrower, or to conduct the Borrower’s operations, as creating any fiduciary obligation on the part of the Bank to the Borrower, as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision herein relative to the waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to the Bank for credit and to execute and deliver this Agreement. The terms and provisions of the Note and the Loan Documents are for the benefit of the Borrower and the Bank, their respective successors, assigns, endorsees and transferees and all persons claiming under or through them and no other person shall have any right or cause of action or account thereof.

     8.14 Electronic Transmission of Data. The Bank, the Borrower and the Guarantor agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of the Borrower, the Guarantor and/or the Bank and their affiliates and other persons involved with the subject matter of this Agreement. The Borrower and the Guarantor acknowledge and agree that (a) there are risks associated with the use of electronic transmission and that the Bank does not control the method of transmittal or service providers, (b) the Bank has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) the Borrower and the Guarantor will release, hold harmless and indemnify the Bank from any claim, damage or loss, including that arising in whole or part from the Bank’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.
     8.15 Gender etc. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and the use of the masculine, feminine or neuter gender shall include all genders.
     8.16 Authority to File Financing Statements and Amendments. The Borrower hereby authorizes the Bank to file Uniform Commercial Code Financing Statements describing the Collateral without the Borrower’s signature thereon. After notice to the Borrower, the Bank is authorized to file amendments without the Borrower’s signature thereon to any financing statements naming the Bank as a secured party in order to add collateral or a debtor. The Borrower is not authorized to file correction statements to financing statements.
     8.17 Heading. The section and subsection headings of this Agreement are for convenience only, and shall not limit or otherwise affect any of the terms hereof.
     8.18 Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.
(Signature Page Follows)

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed, sealed and attested the day and year first above mentioned.

BORROWER:

ATTEST:	EMERGENT FREDERICK LLC,
a Maryland limited liability company

/s/ [Illegible]	By:	/s/ Edward J. Arcuri	(SEAL)

	Name:	Edward J. Arcuri
	Title:	Executive Manager

GUARANTOR:

ATTEST:	EMERGENT BIOSOLUTIONS INC.
a Delaware corporation

/s/ [Illegible]	By:	/s/ Edward J. Arcuri	(SEAL)

	Name:	Edward J. Arcuri
	Title:	EVP & COO

BANK:

HSBC REALTY CREDIT CORPORATION (USA),
a Delaware corporation

	By:	/s/ Jeffrey M. Henry	(SEAL)

	Name:	Jeffery M. Henry
	Title:	Vice President